CREDIT AGREEMENT

      CREDIT AGREEMENT (this "AGREEMENT") dated as of September 1, 1998, between THE MERIDIAN RESOURCE CORPORATION, a Texas corporation (the "BORROWER"), and NATIONSBANK, N.A., a national banking association (the "BANK").

      The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.01. BASIC DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

            "APPLICABLE MARGIN" means 2.00%.

            "COMMITMENT" means the obligation of the Bank to make Loans to the Borrower in an aggregate principal amount at any time outstanding up to but not exceeding $10,000,000, as the same may be reduced or terminated pursuant to this Agreement.

            "FEE" means a commitment fee in the amount of $25,000.

            "GUARANTY" means the guaranty of Cairn Energy USA, Inc., The Meridian Resource & Exploration Company, The Meridian Production Corporation, The Meridian Resource Corporation, a Delaware corporation, and Louisiana Onshore Properties, Inc., in substantially the form of Exhibit B.

            "PRINCIPAL OFFICE" means the office of the Bank located at 901 Main Street, Dallas, Texas 75202.

            "TERMINATION DATE" means December 31, 1998.

      SECTION 1.02. ADDITIONAL DEFINITIONS. As used in this Agreement, the following terms have the following meanings.

            "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Bank to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

            "BASE RATE" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal

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      Funds Rate shall be effective on the effective date of such change in the
      Prime Rate or Federal Funds Rate.

            "BASE RATE LOANS" means Loans that bear interest at rates based upon the Base Rate.

            "Business Day" means any day except a Saturday, Sunday, or other day on which banks in the State where the Principal Office is located are authorized by law to close and, if the applicable Business Day relates to Eurodollar Loans, on which commercial banks in London are open for international business (including dealings in Dollar deposits in the London interbank market).

            "COMMITTED LOANS" has the meaning specified in Section 2.01.

            "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to a continuation pursuant to Section 2.07 of a Eurodollar Loan or Money Market Loan as a Loan of the same Type from one Interest Period to the next Interest Period.

            "CONVERT", "CONVERSION", and "CONVERTED" shall refer to the conversion pursuant to Section 2.07 or Article III of one Type of Loan into another Type of Loan.

            "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

            "DEFAULT" means an Event of Default or the occurrence of an event or condition that with notice or lapse of time or both would become an Event of Default.

            "DEFAULT RATE" means, with respect to any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to two percent (2%) plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last of the Interest Period therefor, two percent (2%) plus the interest rate for such Loan as provided in Section 2.05(b) and, thereafter, the rate provided for above in this definition).

            "DOLLARS" and "$" mean lawful money of the United States of America.

            "EURODOLLAR LOANS" means Loans that bear interest at rates based upon the Adjusted Eurodollar Rate.

            "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two

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      Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

            "EVENT OF DEFAULT" has the meaning specified in Section 7.01.

            "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Bank.

            "FINANCIAL STATEMENTS" means the unaudited June 30, 1998 financial statements of the Borrower and the Subsidiaries most recently furnished to the Bank prior to the date of this Agreement.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state or political subdivision thereof, any central bank (or similar monetary or regulatory authority), and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "INTEREST PERIOD" means: (i) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period with respect to such Eurodollar Loan, and ending on the numerically corresponding day in the first, second, third, or sixth calendar money thereafter, as the Borrower may select as provided in
      Section 2.09, except, that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, and (ii) with respect to any Money Market Loan, each period commencing on the date such Loan is made or converted from a Loan of another Type or on the last day of the preceding Interest Period with respect to such Loan, and ending on the number of days thereafter (but not less than 7 or more than 180 days) as may be agreed to by the Borrower and the Bank pursuant to Section 2.02.

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            Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of Eurodollar Loans, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than 3 Interest Periods for Eurodollar Loans or Money Market Loans shall be in effect at the same time; and (d) no Interest Period shall have a duration of less than 1 month (in the case of Eurodollar Loans) or 7 days (in the case of Money Market Loans) and, if the Interest Period for any Eurodollar Loan or Money Market Loan would otherwise be a shorter period, such Eurodollar Loan or Money Market Loan shall not be available hereunder.

            "LOAN DOCUMENTS" means this Agreement, the Note, the Guaranty and all other documents, instruments, and agreements executed or delivered pursuant to or in connection with this Agreement, ad the same may be amended, modified, renewed, extended or supplemented.

            "LOANS" means Committed Loans and Money Market Loans.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition or business operations of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to pay and perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights and remedies of the Bank thereunder.

            "MONEY MARKET LOAN" has the meaning specified in Section 2.02.

            "MONEY MARKET RATE" has the meaning specified in Section 2.02.

            "NOTE" has the meaning specified in Section 2.03.

            "PERSON" means any individual, corporation, company, joint venture, association, partnership, trust, unincorporated organization, Governmental Authority, or other entity.

            "PRIME RATE" means the per annum rate of interest established from time to time by the Bank as its prime rate, which rate may not be the lowest rate of interest charged by the Bank to its customers.

            "QUARTERLY DATE" means the last day of each March, June, September and December of each year, the first of which shall be the first such day after the date of this Agreement.

            "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the

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      Federal Reserve System (or any successor) by member banks of the Federal
      Reserve System in New York City with deposits exceeding one billion dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

            "SUBSIDIARY" means, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

            "TYPE" means any type of Loan (i.e., Base Rate Loan, Eurodollar Loan or Money Market Loan).

                                  ARTICLE II

                                     LOANS

      SECTION 2.01. LOANS. Subject to the terms and conditions of this Agreement, the Bank agrees to make one or more loans ("COMMITTED LOANS") to the Borrower from time to time from and including the date hereof to but excluding the Termination Date, provided that the aggregate principal amount of the Loans at any time outstanding to the Borrower shall not exceed the amount of the Commitment. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Commitment by means of Base Rate Loans and Eurodollar Loans.

      SECTION 2.02. MONEY MARKET LOANS. In addition to Committed Loans pursuant to Section 2.01, the Borrower in accordance with the terms hereof may from time to time to but excluding the Termination Date request offers from the Bank for loans (each a "MONEY MARKET LOAN") on a specific date, at a fixed rate of interest (the "MONEY MARKET RATE"), and for an Interest Period quoted by the Bank. Upon receipt of each such request for a Money Market Loan offer, the Bank may, but shall have no obligation to, offer to make such Money Market Loan on such terms and conditions as the Bank may determine at such time. The Borrower may accept each such offer for a Money Market Loan by submitting to the Bank a notice of borrowing pursuant to Section 2.09.

      SECTION 2.03. NOTE. The Loans made by the Bank to the Borrower shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated the date hereof, payable to the order of the Bank in a principal amount equal to the Commitment as originally in effect and otherwise duly completed (as from time to time amended, modified, renewed, or extended, the "NOTE").

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      SECTION 2.04. REPAYMENT OF LOANS. The Borrower shall pay to the Bank the outstanding principal amount of the Loans borrowed by it on the Termination Date and, in the case of Money Market Loans, on the last day of the applicable Interest Period quoted by the Bank pursuant to Section 2.02.

      SECTION 2.05. INTEREST. The Borrower shall pay to the Bank interest on the unpaid principal amount of each Loan borrowed by it for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) during the periods such Loan is a Base Rate Loan, the Base Rate;

            (b) during the period such Loan is a Eurodollar Loan, the Adjusted Eurodollar Rate PLUS the Applicable Margin; and

            (c) during such periods such Loan is a Money Market Loan, the Money Market Rate for such Loan.

Notwithstanding the foregoing, the Borrower shall pay to the Bank interest at the Default Rate on any principal of any Loan borrowed by it and (to the fullest extent permitted by law) on any other amount payable by the Borrower under this Agreement or any other Loan Document which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same in paid in full. Accrued interest on the Loans shall be due and payable as follows: (i) in the case of the Base Rate Loans, on each Quarterly Date; (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; (iii) in the case of each Money Market Loan on the last day of the Interest Period in respect thereto, and in the case of an Interest Period greater than 90 days, at 90-day intervals after the first day of such Interest Period; (iv) upon the payment or prepayment of any Loan or the Conversion of any Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted); and (v) on the Termination Date; provided that interest payable at the Default Rate shall be payable from time to time on demand.

      SECTION 2.06. BORROWING PROCEDURE. The Borrower shall give the Bank notice of each borrowing by it hereunder in accordance with Section 2.09. Not later than 2:00 p.m. (at the Principal Office) on the date specified for each borrowing hereunder, the Bank will make available the amount of the Loan to be made by it on such date to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Bank at the Principal Office or as otherwise directed by the Borrower.

      SECTION 2.07. PREPAYMENTS, CONVERSIONS AND CONTINUATIONS OF LOANS. Subject to Section 2.08, the Borrower shall have the right from time to time to prepay the Loans borrowed by it, or to Convert all or part of a Loan borrowed by it of one Type into a Loan of another Type or to Continue Eurodollar Loans or Money Market Loans borrowed by it, provided that: (a) the Borrower shall give the Bank notice of each such prepayment, Conversion or Continuation as provided in
Section 2.09, (b) Eurodollar Loans and Money Market Loans may only be Converted on the last day of the Interest Period, (c) the Borrower may not Continue a Money Market Loan or Convert a Loan borrowed by

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it into a Money Market Loan unless the Borrower and the Bank shall have agreed upon the rate of interest and the Interest Period for such Loan in accordance with Section 2.02, and (d) except for Conversions into Base Rate Loans, no Conversions or Continuations shall be made while a Default has occurred and is continuing.

      SECTION 2.08. MINIMUM AMOUNTS. Except for Conversions and prepayments pursuant to Article III, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $1,000,000. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $1,000,000.

      SECTION 2.09. CERTAIN NOTES. Notices by the Borrower to the Bank of a termination or reduction of the Commitment, of borrowing, Conversions, Continuations and optional prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Bank not later than 11:00 a.m. (local time at the Principal Office) on the number of business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                               NUMBER OF BUSINESS

               NOTICE                           DAYS PRIOR

------------------------------------     ------------------------


Termination or reduction of Commitment               2
Borrowing or prepayment of, or

   Conversion into, Base Rate Loans               same day

Borrowing or prepayment of,
   Conversions into, Continuations as, or
   duration of Interest Periods for,
   Eurodollar Loans

Borrowing or prepayment of,                          2
   Conversions into, Continuations as
   duration of Interest Periods for,
   Money Market Loans                , or         same day

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify (a) the amount and Type of the Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion), (b) the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day), and (c) in the case of a Eurodollar Loan or Money Market Loan, or Conversion to or Continuation of a Eurodollar Loan or Money Market Loan, the duration of the Interest Period. In the event the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan or Money Market Loan, within the time period and otherwise as provided in this
Section 2.08, such Loan (if outstanding as a Eurodollar Loan or Money Market
Loan) will be automatically

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Converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

      SECTION 2.10. USE OF PROCEEDS. The proceeds of the Loans shall be used by the Borrower for working capital and other lawful corporate purposes in the ordinary course of business. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, U, T or X of the Board of Governors of the Federal Reserve System.

      SECTION 2.11. FEE. In consideration of the commitment of the Bank hereunder, the Borrower agrees to pay to the Bank the Fee on the date hereof.

      SECTION 2.12. COMPUTATIONS. Interest payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

      SECTION 2.13. REDUCTION OR TERMINATION OF COMMITMENT. The Borrower shall have the right to irrevocably terminate or reduce in part the unused portion of the Commitment at any time and from time to time, provided that: (a) the Borrower shall give notice of each such termination or reduction s provided in
Section 2.09; and (b) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

      SECTION 2.14. PAYMENTS. All payments of principal, interest and other amounts to be made by the Borrower under this Agreement and other Loan Documents shall be made to the Bank at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest, as applicable.

                                  ARTICLE III
                            CHANGE IN CIRCUMSTANCES

      SECTION 3.01.  INCREASED COST AND REDUCED RETURN.

      (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority:

            (i) shall subject the Bank to any tax, duty or other charge with respect to any Eurodollar Loans or Money Market Loans, the Note execute by the Borrower, or its

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      obligation to make Eurodollar Loans or Money Market Loans, or change the basis of taxation of any amounts payable to the Bank under this Agreement or the Note in respect of any Eurodollar Loans or Money Market Loans (other than taxes imposed on the overall net income of the Bank by the jurisdiction in which the Bank has its Principal Office);

            (ii) shall impose or modify any reserve, special deposit, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, the Bank (including the Commitment); or

            (iii) shall impose on the Bank or on the London interbank market any other condition affecting this Agreement or the Note or any of such extensions of credit or liabilities or commitments:

and the result of any of the foregoing is to increase the cost to the Bank of making, Converting into, Continuing, or maintaining any Eurodollar Loans or Money Market Loans or to reduce any sum received or receivable by the Bank under this Agreement or the Note executed by the Borrower with respect to any Eurodollar Loans or Money Market Loans, then the Borrower shall pay to the Bank on demand such amount or amounts as will compensate the Bank for such increased cost or reduction.

      (b) If the Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the capital of the Bank or any corporation controlling the Bank as a consequence of the Bank's obligations hereunder to a level below that which the Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time upon demand the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

      (c) A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of clearly demonstrable error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

      SECTION 3.02. LIMITATION ON EURODOLLAR LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

      (a) the Bank determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, for such Interest Period; or

      (b) the Bank determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of funding Eurodollar Loans, for such Interest Period; than the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

      SECTION 3.03. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for the Bank to make, maintain, or fund Eurodollar Loans hereunder, then the Bank shall promptly notify the Borrower thereof and the Bank's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as the Bank may again make, maintain, and fund Eurodollar Loans and the Borrower shall, on the last day of the Interest Period for each outstanding Eurodollar Loan (or earlier, if required by law), either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

      SECTION 3.04. COMPENSATION. Upon the request of the Bank, the Borrower shall pay to the Bank such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

      (a) any payment, prepayment or Conversion of a Eurodollar Loan or Money Market Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 7.02) on a date other than the last day or an Interest Period for such Loan; or

      (b) any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article IV to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan or Money Market Loan on the date for such borrowing, Conversion, Continuation, or Conversion or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include any loss, cost, or expense incurred in obtaining, liquidating, or employing deposits from third parties (including loss of margin).

      SECTION 3.05.  TAXES.

      (a) Any and all payments by the Borrower to or for the account of the Bank hereunder or under any other Loan document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of the Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to the Bank,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.05) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Bank, at its address referred to in Section 8.07 the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made hereunder or under any Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

      (c) The Borrower agrees to indemnify the bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.05) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                                  ARTICLE IV

                                  CONDITIONS

      SECTION 4.01. INITIAL LOAN. The obligation of the Bank to make the initial Loan to the Borrower hereunder is subject to the satisfaction of the following conditions:

      (a)   receipt by the Bank of the duly executed Note and Guaranty; and

      (b) receipt by the Bank of all documents that the Bank may request relating to the existence of the Borrower, the authorization for and the validity of the Loan Documents, and any other matters relevant thereto, all in form and substance satisfactory to the bank.

      SECTION 4.02. EACH LOAN. The obligation of the Bank to make any Loan (including the initial Loan) to the Borrower is subject to the satisfaction of the following conditions precedent:

      (a) receipt by the Bank of a notice of borrowing in accordance with
Section 2.06;

      (b) the fact that immediately after the making of such Loan, the aggregate outstanding principal amount of the Loans made to the Borrower will not exceed the amount of the Commitment;

      (c) the fact that immediately before and after such Loan, no Default shall have occurred and be continuing; and

      (d) the fact that the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing that the conditions precedent specified in clauses (b), (c), and (d) of this Section have been satisfied.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

      SECTION 5.01. EXISTENCE. Each of the Borrower and the Subsidiaries (a) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; and (b) has the requisite power and authority and legal right to own its assets and carry on its business as now being or as proposed to be conducted. Each of the Borrower and the Subsidiaries has the power, authority, and legal right to execute, deliver, and perform its obligations under the Loan Documents to which it is a party.

      SECTION 5.02. FINANCIAL STATEMENTS. The Financial Statements are complete and correct, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly and accurately present the financial condition of the Borrower and the Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Since the effective date of the Financial Statements, no event or condition has occurred that could have a Material Adverse Effect.

      SECTION 5.03. AUTHORIZATION: NO BREACH. The execution, delivery, and performance by each of the Borrower and the Subsidiaries of the Loan Documents to which it is a party and compliance with the terms and provisions thereof have been duly authorized by all requisite action on the part of the Borrower and each such Subsidiary and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under (i) the articles of incorporation, bylaws, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any such Subsidiary is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument.

      SECTION 5.04. LITIGATION. Except as disclosed in the Borrower's Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the Securities and Exchange Commission, there is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could, if adversely determined, have a Material Adverse Effect.

      SECTION 5.05. ENFORCEABILITY. This Agreement constitutes, and the other Loan Documents when executed and delivered by the Borrower and each Subsidiary party thereto shall constitute, the legal, valid, and binding obligations of the Borrower and such Subsidiary, enforceable against the

Borrower and such Subsidiary in accordance with their respective terms, except as limited by applicable Debtor Relief Laws and general principles of equity.

      SECTION 5.06. APPROVALS. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower or any Subsidiary of any of the Loan Documents to which it is a party or for the validity or enforceability thereof.

      SECTION 5.07. DISCLOSURE. No statement, information, report, representation, or warranty made by the Borrower in any Loan Document or furnished to the Bank in connection with any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

                                  ARTICLE VI

                                   COVENANTS

      The Borrower agrees that, so long as the Bank has any Commitment hereunder or any amount payable under either Note remains unpaid:

      SECTION 6.01.  INFORMATION.  The Borrower shall deliver to the Bank:

      (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by independent public accountants of nationally recognized standing;

      (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

      (c) within three (3) days after any officer of the Borrower obtains knowledge of any Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and any action that the Borrower is taking or proposes to take with respect thereto; and

      (d) from time to time such additional information regarding the financial condition or business of the Borrower and the Subsidiaries as the Bank may reasonably request.

      SECTION 6.02. OBLIGATIONS. The Borrower shall, and shall cause each of the Subsidiaries to:

      (a) preserve and maintain all of its right, privileges, and franchises necessary or desirable in the normal conduct of its business;

      (b) except as, individually or in the aggregate, would not have a Material Adverse Effect, comply with the requirements of all applicable laws, rules, regulations, and orders of Governmental Authorities:

      (c) pay and discharge when due all taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

      (d) maintain all of its properties useful and necessary in its business in accordance with past practices and customary industry norms, (x) ordinary wear and tear and (y) casualty events which could not reasonably be expected to have a Material Adverse Effect, excepted;

      (e) permit representatives of the Bank, during normal business hours, to examine, copy, and make abstracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, directors, and accountants; and

      (f) maintain insurance in such amounts, with such deductibles, and against such risks as is customary for similarly situated businesses.

                                  ARTICLE VII

                                    DEFAULT

      SECTION 7.01. EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT":

      (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due any interest or other amount payable by it under any Loan Document and such failure continues for a period of three Business Days.

      (b) any representation, warranty, certification, or statement made or deemed made by the Borrower in any Loan document or in any certificate, financial statement, or other document delivered pursuant thereto shall be false, misleading, or incorrect in any material respect when made or deemed made.

      (c) the Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 6.01 of this Agreement.

      (d) the Borrower shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in any Loan Document (other than a failure covered elsewhere in this Section 7.01 and such failure shall continue for a period of thirty (30) days after notice thereof to the Borrower by the Bank.

      (e) an "Event of Default" shall occur under and as defined in that certain $250,000,000 Amended and Restated Credit Agreement dated as of May 22, 1998, among the Borrower, the several lenders party thereto including the Lender, and certain agents, as such Amended and Restated Credit Agreement has been or is hereafter amended so long as the Lender is a party thereto.

      SECTION 7.02. REMEDIES. If any Event of Default shall occur and be continuing, the Bank may do any one or more of the following:

      (a) ACCELERATION. Declare all outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

      (b) TERMINATION OF COMMITMENT. Terminate the Commitment without notice to the Borrower.

      (c) RIGHTS. Exercise any and all rights and remedies afforded by applicable law or otherwise including making demand under the Guaranty. Notwithstanding the foregoing, upon the occurrence of an "Event of Default" under Section 9.01(f) of the above-described Amended and Restated Credit Agreement, the Commitment shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Note and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notices or formalities of any kind, all of which are hereby expressly waived by the Borrower.

                                 ARTICLE VIII

                                 MISCELLANEOUS

      SECTION 8.01. EXPENSES. The Borrower shall on demand pay or reimburse the Bank for paying (a) all reasonable costs and expenses of the Bank, including the fees and disbursements of counsel for the Bank in connection with the administration of the Loan documents, the preparation of any waiver or consent thereunder or any amendment thereof or any Default or alleged Default and (b) if an Event of Default occurs, all costs and expenses incurred by the Bank, including the fees and disbursements of counsel (including the allocated cost of internal counsel), in connection with such Event of Default and any collection, bankruptcy, insolvency, and other enforcement proceedings resulting therefrom.

      SECTION 8.02. INDEMNIFICATION. THE BORROWER AGREES TO INDEMNIFY THE BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH AN INDEMNIFIED PERSON") FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES, INCLUDING ALL FEES AND DISBURSEMENTS OF COUNSEL (INCLUDING THE ALLOCATED COST OF INTERNAL COUNSEL) (COLLECTIVELY THE "INDEMNIFIED LIABILITIES"), WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, BUT EXCLUDING ANY OF THE FOREGOING TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PERSON. WITHOUT LIMITING ANY PROVISION OF ANY LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL INDEMNIFIED LIABILITIES ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE INDEMNIFIED PERSON.

      SECTION 8.03. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the borrower now or hereafter existing under the Loan Documents, irrespective of whether the Bank shall have made any demand under the Loan Documents and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Bank may have.

      SECTION 8.04. NO WAIVER: CUMULATIVE REMEDIES. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under any Loan document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under any Loan document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in the Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

      SECTION 8.05. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank. The Bank may at any time and from time to time (a) grant participating interests in the commitment and the Loans to any Person(s), and (b) assign all or any portion of its rights and/or obligations under the Loan Documents to any Person(s); PROVIDED, that the Bank may not assign its Commitment to any Person (other than an affiliate of the Bank) without the prior written consent of the Borrower. All information provided by the Borrower to the Bank may be furnished by the Bank to its affiliates and to any actual or proposed assignee or participant.

      SECTION 8.06. AMENDMENTS. No amendment or waiver of any provision of any Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall be effective unless the same shall be agreed or consented to in writing by the Bank and the Borrower, and each such waiver or consent shall be effectively only in the specific instance and for the specific purpose for which given.

      SECTION 8.07. NOTICES. All notices, requests, and other communications to either party hereunder shall be in writing (including facsimile transmission) and shall be given to such party at its address or facsimile number set forth on the signature pages hereof. Each such notice, request, or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number referred to in this Section and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address referred to in this Section; PROVIDED that notices to the Bank shall not be effective until received.

      SECTION 8.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 8.09. SEVERABILITY. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      SECTION 8.10. CONTROLLING AGREEMENT. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the "MAXIMUM RATE"). If the Bank shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of the Loans or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Bank exceeds the Maximum Rate, the Bank may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loans.

      SECTION 8.11. SURVIVAL. All representations and warranties made or deemed made by the Borrower in the Loan Documents shall survive the execution and delivery thereof and the making of the Loans, and no investigation by the Bank or any closing shall affect the representations and warranties by the Borrower or the right of the Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article III and Sections 8.01 and 8.02 shall survive repayment of the Note and termination of the Commitment.

      SECTION 8.12. GOVERNING LAW. This Agreement and the Note shall be governed by and construed in accordance with, the law of the State where the Principal Office is located and the applicable laws of the United States of America. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the city where the Principal Office is located for the purposes of all legal proceedings arising out of or relating to any of the Loan

Documents or the transactions contemplated thereby. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address set forth underneath its signature hereto. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      SECTION 8.13. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

      SECTION 8.14. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                           <SIGNATURES ON NEXT PAGE>

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

              BORROWER:             THE MERIDIAN RESOURCE CORPORATION

                                    By: /s/ P. RICHARD GESSINGER
                                    Title: Executive Vice President

                                    Address for Notices:
                                    15995 N. Barkers Landing, Suite 300
                                    Houston, Texas 77079
                                    Facsimile No.:(713) 558-5595
                                    Attention:   Joseph A. Reeves, Jr.

              BANK:                 NATIONSBANK, N.A.

                                    By: /s/ AUTHORIZED SIGNATORY
                                    Title:______________________________

                                    Address for Notices:
                                    700 Louisiana, 8th Floor
                                    Houston, Texas 77002
                                    Facsimile No.:(713) 247-6568
                                    Attention:   Jim Allred

                                                                     EXHIBIT A

                                PROMISSORY NOTE

$10,000,000                                                  September 1, 1998


      FOR VALUE RECEIVED, the undersigned, THE MERIDIAN RESOURCE

CORPORATION, a Texas corporation (the "BORROWER"), hereby promises to pay to the order of NATIONSBANK, N.A., a national banking association (the "BANK"), at the Principal Office, in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million Dollars ($10,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

      The books and records of the Bank shall be prima facie evidence of all amounts outstanding hereunder.

      This Note is the Note referred to in the Credit Agreement of even date herewith, between the Borrower and the Bank (such Credit Agreement, as the same may be amended, modified, or supplemented from time to time, being referred to herein as the "CREDIT AGREEMENT"), and evidences Loans made by the Bank thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and for prepayments of Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

      This Note shall be governed by and construed in accordance with the laws of the State where the Principal Office is located and the applicable laws of the United States of America.

                        THE MERIDIAN RESOURCE CORPORATION

                                    By:_________________________________
                                    Title:______________________________

                                                                     EXHIBIT B

                                   GUARANTY

      For value received, the sufficiency of which is hereby acknowledged, and, in consideration of any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to The Meridian Resource Corporation, a Texas corporation ("BORROWER"), by NationsBank, N.A. ("BANK"), the undersigned (singly and collectively, "GUARANTOR") hereby jointly and severally absolutely and unconditionally guarantee, as a guarantee of payment and not merely as a guarantee of collection, prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liability of every kind, nature and character, direct or indirect, absolute or contingent of Borrower to Bank arising under that certain Credit Agreement dated September 1, 1998 between Borrower and Bank (the "Credit Agreement") and all instruments, agreements and other documents of every kind and nature now or hereafter executed in connection with the Credit Agreement (including all renewals, extensions and modifications thereof and all costs, attorneys' fees and expenses incurred by Bank in connection with the collection or enforcement thereof) (collectively the "GUARANTEED DEBT"). All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or and deduction or withholding whatsoever, or, in the event that Guarantor or Bank is required by law to make any such deduction or withholding, Guarantor shall pay to Bank such additional amounts as will result in the receipt by Bank of the full amount payable hereunder. If and to the extent any payment is not made when due hereunder, Bank may setoff and charge from time to time any amount so due against any or all of Guarantor's accounts or deposits with Bank or its affiliates.

      The obligations of Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

      This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Debt or any instrument or agreement evidencing any Guaranteed Debt, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Debt which might otherwise constitute a defense to the Guaranty. Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Debt or any part thereof. Guarantor further waives presentment, protest, notices of any kind, demand, and diligence by Bank and action on delinquency in respect of the Guaranteed Debt or any part thereof, including, without limitation any provisions of law requiring Bank to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other person, entity or property before enforcing this Guaranty against Guarantor, including but not limited to the benefits of Chapter 34 of the Texas Business and Commerce Code, ss.17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure.

      This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Debt now or hereafter existing and shall remain in full force and effect until all Guaranteed Debt and any other amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Bank or facilities provided by Bank with respect to the Guaranteed Debt are terminated. Notwithstanding the preceding sentence, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of Guaranteed Debt is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, as if such payment had not been made and whether or not Bank is in possession of or has released this Guaranty. Guarantor shall exercise no right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Debt and any amounts payable under this Guaranty are indefeasibly paid and performed in full and any commitments of Bank or facilities provided by Bank with respect to the Guaranteed Debt are terminated. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Bank and shall forthwith be paid to Bank to reduce the amount of the Guaranteed Debt, whether matured or unmatured.

      Guarantor agrees that Bank may, at any time and from time to time, and without notice to Guarantor, make any agreement with Borrower or with any other person or entity liable on any of the Guaranteed Debt or providing collateral as security for the Guaranteed Debt, for the extension, renewal, payment, compromise, discharge or release of the Guaranteed Debt or any collateral (in whole or in part), or for any modification or amendment of the terms thereof or of any instrument or agreement evidencing the Guaranteed Debt or the provision of collateral, all without in any way impairing, releasing, discharging or otherwise affecting the obligations of Guarantor under this Guaranty. Further, Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of Guarantor.

      Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising, to the indefeasible payment in full of all Guaranteed Debt.

      Guarantor agrees to furnish promptly to Bank any and all financial or other information regarding Guarantor or its property as Bank may reasonably request in writing.

      In the event that acceleration of the time for payment of any of the Guaranteed Debt is stayed, upon the insolvency, bankruptcy or reorganization of Borrower, or otherwise, all such amounts shall nonetheless by payable by Guarantor immediately upon demand by Bank.

      Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys' fees and expenses) in any way relating to the enforcement or protection of Bank's rights under this Guaranty. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

      No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Bank and Guarantor. No failure by Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

      This Guaranty shall (i) bind Guarantor and its successors and assigns, PROVIDED that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, (ii) inure to the benefit of Bank and its successors and assigns and (iii) be governed by the internal laws of the State of Texas. Guarantor hereby irrevocably (a) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Bank in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

      Unless otherwise agreed by Bank and Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by Guarantor for the benefit of Bank or any term or provision thereof.

      TO THE EXTENT ALLOWED BY APPLICABLE LAW, GUARANTOR AND BANK EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM , SUIT OR PROCEEDING ON OR ARISING OUT OF THIS GUARANTY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      Executed this day of September 1, 1998.

                                    CAIRN ENERGY USA, INC.

                                    By:_________________________________
                                    Title:______________________________

                                    Address: 15995 N. Barkers Landing, Suite 300
                                             Houston, Texas 77079

                                   THE MERIDIAN RESOURCE & EXPLORATION COMPANY

                                    By:_________________________________
                                    Title:______________________________

                                    Address: 15995 N. Barkers Landing, Suite 300
                                             Houston, Texas 77079

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
                                   THE MERIDIAN PRODUCTION CORPORATION

                                    By:_________________________________
                                    Title:______________________________

                                    Address: 15995 N. Barkers Landing, Suite 300
                                             Houston, Texas 77079

                                    THE MERIDIAN RESOURCE CORPORATION,

                                       a Delaware corporation

                                    By:_________________________________
                                    Title:______________________________

                                    Address: 15995 N. Barkers Landing, Suite 300
                                             Houston, Texas 77079

                                    LOUISIANA ONSHORE PROPERTIES, INC.

                                    By:_________________________________
                                    Title:______________________________

                                    Address: 15995 N. Barkers Landing, Suite 300
                                             Houston, Texas 77079


                                    B-4